SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2015

Confederate Motors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52500	26-4182621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 24, 2015, the Board of Directors of Confederate Motors, Inc., a Delaware corporation (the “Company”), appointed Pamela Miller to serve as a class I director effective as of the date of her acceptance and, on July 24, 2015, Ms. Miller accepted the appointment. The term of Ms. Miller’s appointment is until the next annual meeting of shareholders or until her successor is duly elected and qualified. At this time, there are no plans to appoint Ms. Miller to any committees. Ms. Miller does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer; however, she is the life partner of H. Matthew Chambers, Chairman and CEO of the Company.

Ms. Miller handles patent and trade name filings/renewals and administrative support for the Company. There is no formal contract between the Company and Ms. Miller. Her compensation was $57,000 and $29,314 for the years ended December 31, 2014 and 2013, respectively, and her compensation is $28,000 from the beginning of 2015 until the present. Additionally, Ms. Miller is the guarantor for the majority of the loans and leases, vendor open accounts and the corporate credit card.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: July 27, 2015	By	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO

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